Exhibit 10.4.4

ADDENDUM TO LEASE

Sport-Haley, Inc.

4600 East 48th Avenue

Denver, CO  80216-3215

Addendum to Lease Agreement, dated July 29, 1994, between Sport-Haley, Inc. (SHI) and the Connie J. Hilb Trust and Thomas J. Hilb (Hilb) for the rental of the 82,500 sq. ft. building located at 4600 E. 48th Ave., Denver, CO  80216-3215.

RECITALS:       SHI and Hilb desire to further amend the Lease Agreement as follows:

1.               Hilb agrees to reduce the rental payment to $11,000.00 per month from May 1, 2009, through April 30, 2010.

2.               All maintenance of said building shall continue to be the responsibility of SHI in accordance with the terms of the Lease Agreement, its amendments and its addendums.

3.               In consideration hereof, SHI will vacate the approximately 16,000 sq. ft. of space on the west end of the building, including the adjoining offices and fenced parking area, upon notice by Hilb. Hilb shall have unconditional authority and the approval of SHI to re-lease such space, and no prior authorization or permission will be required from SHI. Hilb, or the new tenant if Hilb so directs, will reimburse SHI for the pro rata share of heating, cooling and electric expense based on the number of square feet so re-leased.

4.               Hilb may terminate the Lease Agreement in its entirety at any time after April 30, 2010, upon 180 days notice to SHI, without any liability to SHI with regard to the Lease Agreement and any previous amendments or addendums thereto.

5.               All other terms and conditions of the Lease Agreement and any previous amendments or addendums thereto, shall remain in full force and effect.

Agreed to on April 28, 2009

TENANT:		LANDLORD:

Sport-Haley, Inc., a Colorado Corporation		Thomas J. Hilb

By:	/s/ DONALD W. JEWELL	By:	/s/ THOMAS J. HILB
	Donald W. Jewell		Thomas J. Hilb, Individually
Chief Executive Officer
President and Director
Connie J. Hilb Trust

By:	/s/ PATRICK W. HURLEY	By:	/s/ THOMAS J. HILB
	Patrick W. Hurley		Thomas J. Hilb
	Chief Financial Officer		Trustee
Secretary and Treasurer